EXHIBIT 10.3

Midtown Partners & Co., LLC

4902 Eisenhower Blvd., Suite 185

Tampa, FL  33634

Phone: 813.885.5744 ♦ Fax: 813.885.5911

PLACEMENT AGENT AGREEMENT

This agreement (the “Agreement”), made as of this 23rd day of February, 2007, by and between Zi Corporation, an Alberta, Canada corporation (the “Company”), with its principal place of business at 2100, 840 – 7th Avenue SW, Calgary, Alberta T2P 3G2 and MIDTOWN PARTNERS & CO., LLC, (the “Placement Agent”, “Midtown” or “Midtown Partners”), a Florida limited liability company, with its principal place of business at 4902 Eisenhower Blvd., Suite 185, Tampa, Fl 33634, confirms the understanding and agreement between the Company and the Placement Agent as follows:

SECTION I

The Company hereby engages the Placement Agent as the Company’s exclusive placement agent for the two (2) weeks following the signing date of the placement agent agreement (the “Exclusive Placement Agent Period”) and non-exclusive placement agent thereafter in connection with a proposed private placement in the United States (the “Offering”) of up to ten million dollars (US$10,000,000) of the Company’s units (the “Units”). The Offering will be made to solely “accredited investors” (the “Accredited Investors”), as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under applicable United States federal and state securities laws available under Rule 506 of Regulation D and in accordance with the terms of this Agreement.  Each Unit shall be comprised of one common share (a “Common Share”) and one-fifth of one common share purchase warrants (a “Warrant”), with each whole Warrant exercisable for one common share of the Company at an exercise price of US$2.70 for five (5) years from the closing date of the Offering.  The terms and conditions of the Offering shall be similar to those terms and provisions as attached in Exhibit A.  The Placement Agent hereby accepts such engagement upon the terms and conditions set forth in this Agreement. This Agreement shall not give rise to any commitment or obligation by the Placement Agent to purchase any of the Offering or, except as set forth herein, to find purchasers for the Offering.

The Placement Agent shall provide the following services (the “Services”):

(a)

Advise the Company with regard to the size of the Offering and the structure and terms of the Units in light of the current market environment;

(b)

Assist the Company in identifying and evaluating prospective qualified Accredited Investors;

(c)

Approach such investors on a “best efforts basis” regarding an investment in the Company; and

(d)

Work with the Company to develop a negotiating strategy and assist with the negotiations with such potential investors.

In connection with the Placement Agent providing the Services, the Company agrees to keep the Placement Agent up to date and apprised of all material business, market and legal developments related to the Company and its operations and management.  The Placement Agent shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services.  The Placement Agent shall not provide any work that is in the ordinary purview of a certified public accountant.  The Placement Agent cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

SECTION II

The Placement Agent, its affiliates and any person acting on its or their behalf hereby represent, warrant and agree as follows (the “Placement Agent Parties”):

(a)

The Units offered by the Placement Agent have been and will be offered and sold in compliance with all United States federal and state securities laws and regulations governing the registration and conduct of broker-dealers, and each of the Placement Agent, its affiliates and any person acting on its or their behalf (each a “Placement Agent Party,” and together, the “Placement Agent Parties”) making an offer of Units was or will be, at the time of any such offer and sale, registered as a broker-dealer pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and in good standing with the National Association of Securities Dealers, Inc.

(b)

The Units offered by the Placement Agent have been and will be offered and sold only to Accredited Investors in accordance with Rule 506 of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws.  The Placement Agent Parties represent and warrant that they have reasonable grounds to believe and do believe that each person to whom a sale, offer or solicitation of an offer to purchase Units was or will be made was and is an Accredited Investor.  Prior to the sale and delivery of Units to any such investor, the Placement Agent Parties will obtain an executed subscription agreement and an executed investors’ rights agreement (if any) in the form agreed upon by the Company and the Placement Agent (the “Subscription Documents”).

(c)

In connection with the offers and sales of the Units, the Placement Agent Parties have not and will not

(1)

Offer or solicit any offer to buy any Units, Common Shares or Warrants by any form of “general solicitation” or “general advertising”, as such terms are used in Regulation D, including compliance with Rule 135c under the Securities Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(2)

Use any written material other than the term sheet, that will be approved by the Company at a later date, and the Placement Agent, a copy of which is attached hereto as Exhibit A, and the Subscription Documents, and shall only rely upon and communicate information that is publicly available regarding the Company to any potential investors (without limiting the foregoing, none of the Placement Agent Parties is authorized to make any representation or warranty to any offeree concerning the Company or an investment in the Units); or

(3)

Take any action that would constitute a violation of Regulation M under the Exchange Act.

(d)

The Placement Agent shall cause each affiliate or each party acting on its or their behalf with whom they enter into contractual arrangements relating to the offer and sale of any Units to agree, for the benefit of the Company, to the same provisions contained in this Agreement.

(e)

The Placement Agent acknowledges that the Units, the Common Shares, the Warrants and the common shares underlying the Warrants (the “Warrant Shares”) will be “restricted securities” under the Securities Act and applicable state securities laws and will be subject to applicable restrictions on resale under Canadian securities laws, and that such securities may not be offered, sold, pledged or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or an exemption from such registration requirements is available.

(f)

 The Placement Agent agrees that the Company shall have the right to review and approve of any materials or documentation to be provided to potential investors a reasonable time in advance of the distribution of such materials to such investors.

SECTION III

During the Term (as defined below), the Placement Agent is hereby retained by the Company to make limited introductions on a best efforts basis to provide financing for the Company in an amount and form to be mutually determined by the Company and the Placement Agent.

SECTION IV

The Company hereby represents, warrants and agrees as follows:

(a)

This Agreement has been authorized, executed and delivered by the Company and, when executed by the Placement Agent will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(b)

The offer and sale of the Units, the Common Shares, and the Warrants shall be exempt from registration under the Securities Act, and will comply, in all material respects with the requirements of Rule 506 of Regulation D promulgated under the Securities Act and any applicable state securities laws. No documents prepared by the Company in connection with the Offering, or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

The financial statements, audited and unaudited (including the notes thereto), included in the Company’s latest annual information form and subsequent quarterly reports (the “Financial Statements”), present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(d)

No federal, state or foreign governmental agency has issued any order preventing or suspending the Offering.

(e)

The Company is an Alberta, Canada corporation organized, existing and with active status under the laws of Alberta, Canada, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as now conducted. The Company has all power, authority, authorization and approvals as may be required to enter into this Agreement and each of the Subscription Documents, and to carry out the provisions and conditions hereof and thereof, and to issue and sell the Units, the Common Shares, and Warrants.

(f)

The Units, the Common Shares, the Warrants, and the Warrant Shares have all been authorized for issuance and sale pursuant to the Subscription Documents, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Subscription Documents, will be validly issued and fully paid and non-assessable.

(g)

With the exception of any approvals required by the United States Securities and Exchange Commission, applicable state securities commissions, the Alberta Securities Commission, the Nasdaq and the TSX related to the Offering, no further approval or authorization of any shareholder of the Company, its Board of Directors or other person or group is required for the issuance and sale of the Units, the Common Shares, the Warrants or the Warrant Shares.

(h)

Since the latest unaudited financial statements filed with the Canadian regulatory authorities for the quarter ended September 30, 2006, there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company, or (E) dividend or distribution of any kind declared, paid, or made in respect of the common shares.

SECTION V

The parties agree that the close of the Offering (the “Closing”) shall be subject to the satisfaction of the following conditions, unless expressly waived in writing by the parties:

(a)

The Offering shall not be subject to any regulatory or judicial proceeding questioning or reviewing its effectiveness for the purpose of offering the Units for sale and issuance.

(b)

The Company shall deliver a certificate of an officer of the Company dated as of the Closing that affirms the accuracy of the representations and warranties contained in Section IV hereof.

(c)

 The Agent shall have received an opinion of counsel to the Company, dated as of the Closing, that the Units offered and sold in compliance with this Agreement are not required to be registered under the Securities Act.

(d)

The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such expenses as required by Section VIII below.

(e)

The Placement Agent and the Company shall have finalized and agreed to the form of the warrant agreement and registration rights agreement (if any) referred to in Section VIII below.

SECTION VI

(a)

The term of this Agreement shall commence on the date first written above and shall expire the earlier of three (3) months or the closing of the Offering, unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the parties hereto (the “Term”).  This Agreement may be terminated only:

(1)

By the Company for any reason at any time upon two (2) business days prior written notice following the date the Exclusive Placement Agent Period expires;

(2)

By the Placement Agent for any reason at any time upon two (2) business days prior written notice;

(3)

By the Placement Agent upon default in the payment of any amounts due to the Placement Agent pursuant to this Agreement, if such default continues for more than fifteen (15) days following receipt by the Company from the Placement Agent of written notice of such default and demand for payment; or

(4)

By mutual agreement of the parties.

(b) In the event of termination, the Placement Agent shall be immediately paid in full on all items of compensation and expenses (including any amounts deferred) payable to the Placement Agent pursuant hereto, as of the date of termination, subject to Section VIII(a)(3).

SECTION VII

At any time during the twelve (12) months following the termination of this Agreement, the Placement Agent shall be entitled to the compensation and fees as set forth in Section VIII of this Agreement for any Qualified Financing (as defined below) received by the Company. “Qualified Financing” shall mean an investment from a person after the termination of this Agreement that directly results from the Placement Agent’s performance of the Services hereunder during the Term of this Agreement (for the avoidance of doubt this shall mean any solicitation of a potential investor or an introduction of a potential investor to the Company by the Placement Agent related to the Offering during the Term of this Agreement).  The Placement Agent agrees to provide to the Company within ten (10) days after the termination of this Agreement (the “Delivery Deadline”) a list of all persons solicited on behalf of the Company or introduced to the Company by the Placement Agent related to the Offering (the “Solicitation List”) to assist the parties in making a later determination as to whether a Qualified Financing has occurred.  If the Solicitation List is not provided to the Company prior to the expiration of the Delivery Deadline, the Company’s obligation to pay any commissions or fees related to a Qualified Financing pursuant to this Section VII shall immediately terminate. For purposes of this Agreement, receipt of Qualified Financing shall be deemed to be received by the Company on the date that a definitive agreement regarding the Qualified Financing is executed by the Company and the party providing such financing.  The compensation or fees shall become payable to the Placement Agent upon the date that the Company receives the proceeds of the Qualified Financing.

The provisions set forth in this Section VII shall survive any termination of this Agreement.

SECTION VIII

In consideration for the performance of the Services hereunder, the Company hereby agrees to pay to the Placement Agent such fees as outlined below:

(a)

If the Placement Agent receives subscriptions for Units as a part of the Offering (the “Placement Agent Investors”), the Company shall:

1) Pay to the Placement Agent in US dollars at closing an amount equal to eight percent (8%) of the gross proceeds of the Offering directly related to the Placement Agent Investors, and pay to the Placement Agent (i) eight percent (8%) of the gross proceeds on exercise of any Warrants purchased by the Placement Agent Investors during the first twelve months following the closing date and (ii) four percent (4%) of the gross proceeds on exercise of any Warrants purchased by the Placement Agent Investors during the second twelve months following the closing date, with the Company having no obligation to pay any further fees on Warrants exercised by the Placement Agent Investors thereafter.  Any such payment will be subject to such payment being made in compliance with applicable United States federal and state securities laws, including any such laws that govern the registration and conduct of brokers or dealers.

2) The Company shall issue to the Placement Agent warrants (the “Agent’s Warrants”) to purchase such number of common shares of the Company equal to eight percent (8%) of the aggregate number of Units issued by the Company to the Placement Agent Investors in connection with the Offering at the close of the Offering.  The Agent’s Warrants shall have a five (5) year term and have terms and conditions identical to the Warrants purchased by the Placement Agent Investors.  The common shares underlying the Agent’s Warrants (the “Agent’s Warrant Shares”) shall also possess piggyback registration rights.  Until such time as the Agent’s Warrants Shares are registered under the Securities Act and applicable state securities laws, such securities will be “restricted securities” under the Securities Act and applicable state securities laws.  The Agent’s Warrants shall be transferable within MIDTOWN PARTNERS, with the Company’s consent.

3) The parties agree that an escrow with a third-party agent approved by the parties will be used for the Closing, and the Placement Agent shall be a party to the agreement with such escrow agent.  Any fees necessary to open the escrow, which shall not exceed US$2,500, shall be paid by the Company.  All consideration due to the Placement Agent shall be paid from such escrow.  The Company agrees to pay two percent (2%) of the principal amount of the Offering purchased by the Placement Agent Investors if the Closing occurs within two (2) weeks of the signing of this placement agent agreement, with such amount reduced to one percent (1%) if the Closing occurs after two (2) weeks and up to one (1) month after the signing of this placement agent agreement, with no obligation on the part of the Company to pay any such fees thereafter.  Such fees will be used to pay all Placement Agent expenses, including fees such as entertainment expenses, travel, etc.  In addition, the Company agrees to the legal and due diligence fees outlined in the attached term sheet and such fees shall not exceed US$25,000.

(b)

It is acknowledged and agreed that the Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Units.  Subject to Section VIII(a)(5) above, these costs and expenses will include but are not limited to state “Blue Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, personal background checks, and other expenses incidental to the advancement and completion of the Offering.  Subject to Section VIII(a)(5), full payment of Placement Agent’s expenses shall be made in same day funds at the Closing or, if the Offering is terminated for any reason, within ten (10) days of receipt by the Company of a written request from the Placement Agent for reimbursement of expenses, including documentation therefore satisfactory to the Company.  If the Placement Agent is to incur any cost or expense in excess of US$5,000, the Placement Agent shall contact the Company to obtain its approval prior to incurring such cost or expense.

(c)

Subject to the other requirements set forth in this Agreement, the Placement Agent may introduce investors to the Offering directly or through other NASD member broker-dealers. If the Placement Agent utilizes any intermediaries, the Placement Agent shall be the Company’s point of contact, not the intermediary, and the Placement Agent, not the Company, shall be responsible for any compensation arrangement with the intermediary. The Company’s sole compensation arrangement, responsibility and obligation are with the Placement Agent.  The Placement Agent will disclose the identity and compensation arrangements with all of its intermediaries in order to allow the Company to adequately disclose such arrangements, where necessary.

SECTION IX

The Company agrees to indemnify the Placement Agent and hold it harmless against any losses, claims, damages or liabilities incurred by the Placement Agent, in connection with, or relating in any manner, directly or indirectly, to the Placement Agent rendering the Services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Placement Agent’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law.  Additionally, the Company agrees to reimburse the Placement Agent immediately for any and all expenses, including, without limitation, reasonable attorney fees, incurred by the Placement Agent in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Placement Agent in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action); provided, however, that in the event a determination is made by a court of competent jurisdiction that the losses, claims, damages or liability arose primarily out of the Placement Agent’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or any violation of any applicable law, the Placement Agent will remit to the Company any amounts for which it had been reimbursed under this paragraph.  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Placement Agent and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section IX shall survive any termination of this Agreement.

SECTION X

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the fifth calendar day after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose manner herein set forth.

SECTION XI

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party may be awarded reasonable attorneys fees, expenses and costs.

Confidentiality. The Placement Agent may acquire certain non-public information respecting the business of the Company in connection with the performance of services hereunder, including information, which is reasonably understood to be proprietary or confidential in nature (collectively, “Confidential Information”).  The Placement Agent hereby agrees that all Confidential Information shall be kept strictly confidential and shall not be unlawfully used by the Placement Agent and its affiliates, members, partners, shareholders, managers, directors, officers, employees, advisors, agents, and controlling persons (collectively, “Representatives”), except that Confidential Information or portions thereof may be disclosed to Representatives who need to know such information for the purpose of enabling the Placement Agent to perform services hereunder (it being understood that prior to such disclosure, such Representative will be informed by the Placement Agent of the confidential nature of such Confidential Information and shall agree to be bound by this Agreement).  The Placement Agent shall be responsible for any breach of this provision by any of its Representatives.  For purposes hereof, Confidential Information shall not include any information which (i) at the time of disclosure or thereafter is or becomes generally known by the public (other than as a result of its disclosure by the Placement Agent or its Representatives), (ii) was or becomes available to the Placement Agent on a non-confidential basis from a person who is not subject to a confidentiality agreement concerning that information, or (iii) is required by law to be disclosed by the Placement Agent (provided that if such disclosure is required by order of a court or administrative agency, the Placement Agent shall notify the Company as soon as possible so that the Company may seek a protective order).

Assignments and Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

Modification and Waiver.  Only an instrument in writing executed by the parties hereto may amend this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

Construction.  The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Facsimile Signatures.  Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

Exclusivity.  The Placement Agent acknowledges that it is being granted exclusive rights with respect to the Services to be provided to the Company during the Exclusive Placement Agent Period, and thereafter the Company is free to engage other parties to provide services similar to those being provided by the Placement Agent hereunder.

Non-Circumvention.  The Company hereby irrevocably agrees not to circumvent, avoid, bypass or obviate, directly or indirectly, the intent of this Agreement.  The Company agrees not to accept any business opportunity from any third-party to whom the Placement Agent introduces to the Company without the consent of the Placement Agent, unless the Company remits a term sheet and then a contract which defines a mutually agreeable compensation structure for the Placement Agent.  In addition, the Company shall not work with, negotiate with or enter into any equity-linked financing whatsoever during the Exclusive Placement Agent Period without the Placement Agent’s prior written consent.  If the Company raises capital through any equity offering or sale or equity-linked instrument during the Exclusive Placement Agent Period, the Company shall pay to the Placement Agent all of its fees in Section VIII, even if the Placement Agent has provided no assistance whatsoever in raising such capital.

Survivability.  Neither the termination of this Agreement nor the completion of any services to be provided by the Placement Agent hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose within 10 days of the date hereof  or this Agreement shall be withdrawn and become null and void.  The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

ZI CORPORATION	MIDTOWN PARTNERS & CO., LLC

By: /s/ Milos Djokovic	By: /s/ Bruce Jordan
Milos Djokovic, CEO, President and Director	Bruce Jordan, President

/s/ Blair Mullin	______________________
Witness	Witness